Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Pangaea Logistics Solutions Ltd. on Form S-8 (File No. 333-201333) of our report dated March 30, 2015 relating to the consolidated financial statements of Nordic Bulk Holding ApS, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

Copenhagen, Denmark

March 31, 2015